Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter

63 of title 18, United States Code)

In connection with the attached Report on Form N-CSR of Thornburg Income Builder Opportunities Trust to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Trust does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Thornburg Income Builder Opportunities Trust, in respect of the Funds as of, and for, the periods presented in the Report.

Dated:	2/27/2025

/s/ Nimish Bhatt
Nimish Bhatt
President and principal executive officer

Dated:	2/27/2025

/s/ Curtis Holloway
Curtis Holloway
Treasurer and principal financial officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.